Exhibit 5.2

30/F Alexandra House | 18 Chater Road Central | Hong Kong

T: +852.2971.4888

milbank.com

July 14, 2023

Opera Limited

Vitaminveien 4, 0484 Oslo

Norway

Dear Ladies and Gentlemen:

We have acted as special New York counsel to Opera Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form F-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to (A) the issuance and sale by the Company from time to time of (i) ordinary shares of the Company, par value US$0.0001 per share (the “Shares”), including Shares represented by American Depositary Shares (the “ADSs”), (ii) preferred shares of the Company (the “Preferred Shares”), (iii) debt securities of the Company (the “Debt Securities”) and (iv) warrants to purchase Shares, ADSs, Preferred Shares or Debt Securities of the Company (the “Warrants”) and (B) the offer and sale by the selling securityholders named therein (the “Selling Securityholders”) from time to time of the Shares, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”). The Shares, Preferred Shares, Debt Securities and Warrants are herein collectively referred to as the “Securities.” The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed as an exhibit to a Form 6-K, which will be incorporated by reference into the Registration Statement and form part thereof from the date on which such Form 6-K is furnished. The Debt Securities are to be issued pursuant to a debt securities indenture (the “Indenture”), a form of which has been filed as an exhibit to the Registration Statement and is to be entered into between the Company and a trustee to be named in a Prospectus Supplement (the “Trustee”). The Indenture may be supplemented in connection with the issuance of each such series of Debt Securities, by a supplemental indenture (the “Supplemental Indenture”) or other appropriate action of the Company creating such series of Debt Securities.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement and the documents incorporated by reference therein, (ii) the prospectus contained within the Registration Statement; (iii) the form of the Indenture, and (vi) such other documents, corporate records and instruments, and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

We have assumed further that, at the time of execution, issuance and delivery of the applicable Shares, Preferred Shares, Debt Securities, Warrants and any agreements entered into in connection with the issuance and delivery of the foregoing Securities (the “Securities Documents”), each party to the Securities Documents (1) will be validly existing under the law of the jurisdiction in which it was organized; (2) will have the power to enter into the Securities Documents to which it is a party; and (3) will have duly authorized, executed and delivered such Securities Documents to which it is a party in accordance with the law of the jurisdiction in which it was organized.

Based on and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement, instrument or document with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (vi) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, (vii) the terms of such Securities will have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (viii) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement, we advise you that in our opinion:

1.    Debt Securities. Assuming that the issuance and terms of any Debt Securities and the terms of any offering thereof by the Company have been duly authorized, when (i) the Trustee is qualified to act as Trustee under the Indenture and the Company has filed a Form T-1 for the Trustee with the Commission; (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the Indenture and any Supplemental Indenture relating to the Debt Securities have been duly and validly authorized, executed and delivered by all parties thereto substantially in the form filed as an exhibit to the Registration Statement or incorporated by reference therein; (iv) the terms of the Debt Securities to be issued under the applicable indenture and their issuance and sale have been duly established in conformity with such indenture; and (v) the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold in accordance with any underwriting agreement or purchase agreement or as otherwise contemplated in the Registration Statement and any Prospectus Supplement relating thereto, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.    Warrants. Assuming that the issuance and terms of such Warrants and the terms of any offering thereof by the Company have been duly authorized, when (i) the Warrants have been duly authorized, executed and delivered by the Company and the warrant agent has been appointed by the Company, if any; and (ii) such Warrants have been duly executed, authenticated, issued, paid for and delivered in accordance with any underwriting agreement or purchase agreement or as otherwise contemplated in the Registration Statement and any Prospectus Supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above with respect to enforceability are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The opinions are also subject to (i) the Registration Statement becoming effective pursuant to applicable law and (ii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority.

The opinions expressed above are limited to the law of the State of New York and the federal securities laws of the United States of America.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement and in any Prospectus Supplement related thereto as counsel for the Company that has passed on the validity of the Securities, and to the use of this opinion as a part (Exhibit 5) of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Milbank LLP

LT/PP

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